UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2012

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1440, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 16, 2012, ERHC Energy, Inc. (the “Company”) filed with the Colorado secretary of state (the “Secretary of State”) articles of amendment (the “Amendment”) to the Company’s restated articles of incorporation (“Articles”), which Articles became effective as of December 1, 2009 with the Company’s delivery to the Secretary of State for filing of document number 20091627500.  The Amendment became effective as of October 16, 2012 with the Company’s delivery to the Secretary of State for filing of document number 20121571813.  The Amendment reads in its entirety as follows:

AMENDMENTS TO ERHC ENERGY INC. RESTATED ARTICLES OF INCORPORATION

Effective October 9, 2012, a majority of shareholders of ERHC Energy, Inc. (the “Company”) voted in favor of amending the Company’s restated articles of incorporation (“Articles”), which Articles became effective as of December 1, 2009 with the Company’s delivery to the Colorado secretary of state for filing of document number 20091627500.  The vote effective October 9, 2012 amends Article IV of the Articles, by (i) replacing “950,000,000” with “3,000,000,000” in the first sentence of existing Article IV and (ii) adding a new second paragraph to Article IV, to read in its entirety as follows:

“ARTICLE IV – Capital Stock

The aggregate number of shares that the Corporation shall have the authority to issue is 3,000,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Shares of preferred stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the board of directors prior to the issuance of any shares thereof.  Preferred stock shall have voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.
Dated : October 16, 2012	By:	/s/ Peter Ntephe
		Name:	Peter Ntephe
		Title:	Chief Executive Officer